EXHIBIT 99.1

Contact:
Doug Farrell
Vice President, Investor Relations & Treasury
408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2010 RESULTS

- Company repurchased $96 million of 3.5% convertible notes; Operating expenses down 12% from 2009 -

Santa Clara, Calif.—July 21, 2010—Affymetrix, Inc., (NASDAQ: AFFX) today reported its operating results for the second quarter of 2010. Total revenue for the quarter was $71.7 million, in line with previously announced expectations, as compared to total revenue of $81.6 million in the second quarter of 2009.

For the second quarter of 2010, product revenue was $65.1 million, service revenue was $4.7 million, and royalties and other revenue were $1.9 million. This compares to second quarter 2009 product revenue of $67.2 million, service revenue of $12.2 million, and royalties and other revenue of $2.2 million.

The Company reported a net loss of approximately $5.5 million, or $0.08 per diluted share, in the second quarter of 2010, which includes a $1.7 million, or $0.02 per diluted share, gain on debt repurchase from the convertible notes buyback of $26.7 million of aggregate principal amount.  This compares to a net income of $7.3 million, or $0.11 per diluted share, in the second quarter of 2009, which included a $17.4 million, or $0.25 per diluted share, gain on debt repurchase from the convertible notes buyback.

For the second quarter of 2010, cost of product sales was $27.5 million compared to $29.9 million in the same period of 2009, which included $4.6 million of manufacturing consolidation-related costs. Cost of services and other was $3.6 million compared to $7.6 million in the same period of 2009.

Product gross margin was 57.7 percent, as compared to 55.5 percent in the same period of 2009.

For the second quarter of 2010, operating expenses were $46.2 million as compared to operating expenses of $52.3 million in the second quarter of 2009.

“Despite the market and commercial challenges that impacted our second quarter results, we continued to make significant operational improvements, including expanding product gross margins and reducing our operating expenses by 12% year-over-year,” stated Kevin M. King, president and CEO. “We remain confident and are committed to our strategy of expanding the business in the large and growing validation and routine testing markets.”

“Since the beginning of the second quarter, we have bought back approximately $96 million of our 3.5% convertible notes, strengthening our balance sheet and significantly reducing future interest payments,” said Tim Barabe, executive vice president and CFO. “Our balance sheet remains strong, with approximately $120 million in net cash, and we continue to be cash-flow positive from operations.”

Since the beginning of the second quarter, the Company repurchased a total of $95.8 million of its 3.5% convertible notes maturing in January 2013 for $88.9 million.  During the second quarter, the Company repurchased $26.7 million of notes at face value for $24.6 million, and since June 30, 2010, it repurchased an additional $69.1 million face value of notes for $64.3 million.  At the end of the second quarter, the Company had approximately $220 million of outstanding convertible debt, and, as of July 15, 2010, following the additional notes repurchases, the Company had approximately $151 million of outstanding convertible debt.

Quarterly Highlights

•
The launch of the Axiom™ Genome-Wide ASI Array, the first commercial product to provide maximum power for genome-wide association studies (GWAS) in East Asian populations. This array is the second catalog release for the Axiom Genotyping Solution, which includes a suite of population-optimized arrays for genomic studies that will be delivered in the next year.

•
The launch of the Family Finder DNA test for connecting family members across all ancestral lines by Family Tree DNA, the first and largest genealogical DNA testing company. The test utilizes Affymetrix’ Axiom genotyping technology and the GeneTitan®System to confidently match a wide range of family relationships within five generations.

•
The delivery of the first custom array designed for a 100,000-sample genotyping project to be performed using the Axiom Genotyping Solution. The array, optimized for European populations, was developed in conjunction with researchers from the Kaiser Permanente Division of Research and University of California, San Francisco (UCSF) as part of an NIH-funded project to create a new resource for studying disease, health, and aging.

•
The signing of a Powered by Affymetrix™ (PbA) agreement by Signature Diagnostics, under which Signature obtains a worldwide license to use Affymetrix microarray technology to develop and commercialize diagnostic and prognostic colorectal cancer (CRC) tests.  Signature plans to launch two microarray-based in vitro diagnostic (IVD) products by the fourth quarter of this year to enable earlier diagnosis and improved prognosis for CRC. Approximately 396,000 people are diagnosed with CRC annually in the five major European countries and the US, and millions more go undetected because of limitations in current diagnosis methods. Signature will launch the tests in Europe and plans to seek US regulatory approval in the future.

•
The launch of Axiom custom genotyping arrays, the newest addition to the Axiom Genotyping Solution. Researchers can now leverage Affymetrix’ Axiom Genomic Database, the world’s largest collection of validated common and rare SNPs, to create custom arrays containing tens of thousands to up to 2.6 million SNPs. In the near future, this capability will expand to support custom array designs containing more than 5 million SNPs.  This inherent flexibility allows researchers to conduct genome-wide association, replication, fine mapping, and candidate gene studies on a single platform.

•
Launched QuantiGene® ViewRNA Assay formats, which enable a new era of “in situ multiplex gene expression analysis” by allowing drug screening of native cells and advancing the pace of biomarker disease research and stem cell studies. QuantiGene ViewRNA Assays reliably quantitate gene expression while precisely localizing RNA trafficking within the cell at the single-copy level. The assays’ high specificity, bright signals, multiplex capability, and use across broad sample types, including tissues and blood, provide researchers with a new level of in situ gene expression analysis.

Affymetrix's management team will host a conference call on July 21, 2010 at 2:00 p.m. PT to review its operating results for the second quarter of 2010. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on July 21, 2010 until 8:00 p.m. PT on July 28, 2010 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 85766840. An archived webcast of the conference call will be available under the Investor Relations section of the Company's website.

About Affymetrix
Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as leading academic, government, and nonprofit research institutes. Almost 2,000 systems have been shipped around the world and almost 22,000 peer-reviewed papers have been published using the technology. Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Cleveland, Ohio, and Singapore. The Company has about 1,000 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit the Company's website.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to the Company’s ability to successfully commercialize new products, risk relating to past and future acquisitions, including the ability of the Company to successfully integrate such acquisitions into its existing business; risks of the Company's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Annual Report on Form 10-K for the year ended December 31, 2009, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

- Financial Charts to Follow -

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2010	2009
ASSETS:		(Note 1)
Current assets:
Cash and cash equivalents	$77,184	$65,642
Restricted cash—short-term portion	2,564	1,686
Available-for-sale securities—short-term portion	223,877	213,377
Accounts receivable, net	52,435	64,933
Inventories	55,311	54,490
Deferred tax assets—current portion	1,256	1,172
Prepaid expenses and other current assets	12,475	15,903
Total current assets	425,102	417,203
Available-for-sale securities—long-term portion	30,440	64,760
Property and equipment, net	64,017	68,182
Acquired technology rights, net	43,928	49,855
Deferred tax assets—long-term portion	4,673	4,720
Restricted cash—long-term portion	109	1,109
Other assets	14,185	25,121
Total assets	$582,454	$630,950

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$50,210	$57,183
Deferred revenue—current portion	13,731	14,534
Total current liabilities	63,941	71,717
Deferred revenue—long-term portion	3,694	3,898
Other long-term liabilities	10,792	10,295
Convertible notes	220,499	247,201
Stockholders’ equity:
Common stock	708	710
Additional paid-in capital	737,486	733,378
Accumulated other comprehensive income	795	4,051
Accumulated deficit	(455,461)	(440,300)
Total stockholders’ equity	283,528	297,839
Total liabilities and stockholders’ equity	$582,454	$630,950

Note 1:
The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited consolidated financial statements at that date included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUE:
Product sales	$65,103	$67,156	$138,546	$132,026
Services	4,742	12,221	9,205	23,777
Royalties and other revenue	1,833	2,177	4,114	4,312
Total revenue	71,678	81,554	151,865	160,115
COSTS AND EXPENSES:
Cost of product sales	27,535	29,885	55,994	64,319
Cost of services and other	3,554	7,567	8,143	15,157
Research and development	17,815	20,361	36,294	41,644
Selling, general and administrative	28,428	31,686	59,807	65,668
Restructuring charges	-	226	-	2,193
Total costs and expenses	77,332	89,725	160,238	188,981
Loss from operations	(5,654)	(8,171)	(8,373)	(28,866)
Interest income and other, net	738	1,356	(2,860)	516
Interest expense	2,340	2,903	4,772	6,080
Gain on repurchase of convertible notes	1,744	17,447	1,744	17,447
(Loss) income before income taxes	(5,512)	7,729	(14,261)	(16,983)
Income tax provision	29	409	900	902
Net (loss) income	$(5,541)	$7,320	$(15,161)	$(17,885)

Basic net (loss) income per common share	$(0.08)	$0.11	$(0.22)	$(0.26)

Diluted net (loss) income per common share	$(0.08)	$0.11	$(0.22)	$(0.26)

Shares used in computing basic net (loss) income per common share	69,030	68,651	68,981	68,527

Shares used in computing diluted net (loss) income per common share	69,030	68,939	68,981	68,527